Exhibit 4.7

Loan Contract

Date of Signing: August 21, 2019

1

Lender (Party A): Guo Xiangyang

Borrower (Party B): Shanxi Jinxuan Investment Co., Ltd.

Party B borrows money from Party A to meet its business needs and needs in daily operation, for which Party A and Party B enter into and abide by this Loan Contract (“this Contract”) through amicable consultation.

I. Loan Amount

The Lender (Party A) shall provide the Borrower (Party B) with a loan in an amount of (amount in words) RMB Five Million (¥ 5,000,000).

II. Loan Term and Purpose

1. The loan term under this Contract shall be 12 months, starting on August 25, 2019 and ending on August 24, 2020. If the actual receipt date of the loan is different from the loan starting date, the actual receipt date of the loan shall be deemed to be the loan starting date, and the loan term shall be postponed accordingly.

2. The loan shall be used specially for business and daily operation expenses of Party B, and shall not be diverted for any other purpose.

III. Loan Interest Rate

The loan under this Contract is cash support provided by the Borrower’s indirect controlling shareholder (the Lender) for the Borrower’s operation without interest.

IV. Loan Disbursement

The parties agree that Party A shall remit the loan to the following account of the Borrower by bank transfer:

Designated collection account:

Bank:

Account Name: Shanxi Jinxuan Investment Co., Ltd.

V. Representations and Warranties of the Borrower

1. The Borrower (Party B) is a civil subject duly incorporated and validly existing according to law, has all required legal capacities and disposing capacities, and is able to perform its obligations under this Contract and bear corresponding responsibilities in its own name.

2. The execution and performance of this Contract by the Borrower (Party B) is the expression of the Borrower’s true intention, for which the Borrower has obtained the decision or authorization made or granted by its decision-making and approval organ without legal defects.

VI. Rights and obligations of the Lender

The Lender (Party A) has the right to inspect and supervise the Borrower (Party B)’s use of the loan, business condition and financial status, liabilities and external guarantees, etc. The Borrower shall cooperate with the Lender and provide relevant materials and report relevant information to the Lender as required.

VII. Rights and obligations of the Borrower

1. The Borrower shall use the loan for the purpose agreed in this Contract and shall not use the loan under this Contract for any other purpose.

2. The Borrower shall repay the loan principal under this Contract at the time and in the amount and currency agreed in this Contract.

3. The Borrower shall notify the Lender in writing within five(5) days when any act or event that may affect its repayment ability occurs.

VIII. Early Repayment

Any request for early repayment made by the Borrower shall be subject to the Lender’s consent.

2

IX. Dispute Resolution

Any controversy or dispute arising from or in connection with this Contract shall be resolved through consultation; if the consultation fails, a lawsuit may be brought to the court with jurisdiction in the place where the Lender’s domicile is located. Pending the resolution of a dispute, the parties shall continue to implement provisions of this Contract not in dispute.

X. Effectiveness

1. This Contract shall come into existence after being signed and stamped by the parties, and shall become effective as of the date the Lender disburses the loan.

2. Any alteration to this Contract shall be subject to consensus reached by the parties through consultation and made in writing by the parties. The alteration clause or agreements shall constitute a part of this Contract and have the same legal effect as this Contract. Except for the altered part, remaining provisions of this Contract shall remain in full force and effect. Before the altered part becomes effective, original provisions of this Contract shall remain in full force and effect.

3. This Contract is made in triplicate, with the Lender holding one (1) copy and the Borrower two (2) copies.

Place of signing:

Date of signing: August 21, 2019

Lender (signature): Guo Xiangyang

Borrower (Seal): Shanxi Jinxuan Investment Co., Ltd.

Legal representative or authorized representative (signature):

3